UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 1, 2016

VERACYTE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36156	20-5455398
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

6000 Shoreline Court, Suite 300, South San Francisco, California 94080

(Address of principal executive offices)  (Zip Code)

Registrant’s telephone number, including area code:  (650) 243-6300

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On November 1, 2016, Veracyte, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Leerink Partners LLC, as representative of the several underwriters named therein (collectively, the “Underwriters”), relating to the public offering of 5,000,000 shares of the Company’s common stock, par value $0.001 per share (“Common Stock”), at a public offering price of $6.00 per share. The offering is scheduled to close on or about November 7, 2016, subject to customary closing conditions. The Company has granted the Underwriters an option, exercisable within 30 days from the date of the Underwriting Agreement, to purchase up to 750,000 additional shares of Common Stock. The offering is being made pursuant to the Company’s effective shelf registration statement on Form S-3 (File No. 333-205204) previously filed with the Securities and Exchange Commission, including the related prospectus dated July 10, 2015, as supplemented by the prospectus supplement dated November 1, 2016. The Underwriting Agreement is filed as Exhibit 1.1 hereto and is incorporated by reference herein. The description of the Underwriting Agreement in this report is a summary and is qualified in its entirety by the terms of the Underwriting Agreement.

On November 2, 2016, the Company issued a press release announcing the pricing of the public offering. A copy of the press release is filed as Exhibit 99.1 to this report and is incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(d)                                 Exhibits.

1.1                               Underwriting Agreement dated as of November 1, 2016 between the Company and Leerink Partners LLC, as representative of the several Underwriters.

5.1                               Opinion of Pillsbury Winthrop Shaw Pittman LLP.

23.1                        Consent of Pillsbury Winthrop Shaw Pittman LLP (included in Exhibit 5.1).

99.1                        Press Release dated November 2, 2016.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  November 2, 2016

VERACYTE, INC.

By	/s/ Shelly D. Guyer
Name:	Shelly D. Guyer
Title:	Chief Financial Officer
(Principal Financial and Accounting Officer)

EXHIBIT INDEX

Exhibit No.	Exhibit Description
1.1	Underwriting Agreement dated as of November 1, 2016 between the Company and Leerink Partners LLC, as representative of the several underwriters.
5.1	Opinion of Pillsbury Winthrop Shaw Pittman LLP.
23.1	Consent of Pillsbury Winthrop Shaw Pittman LLP (included in Exhibit 5.1).
99.1	Press Release dated November 2, 2016.